UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2007

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2007, the Amended and Restated Loan and Security Agreement (the "Loan Agreement"), by and among SMART Modular Technologies (WWH), Inc. (the "Company") as obligor, SMART Modular Technologies, Inc., SMART Modular Technologies (Europe) Limited, and SMART Modular Technologies (Puerto Rico) Inc., as borrowers, the other obligor parties named therein and Wells Fargo Foothill, Inc., as lender, arranger, administrative agent and security trustee, was amended.

Pursuant to the amendment, the definition of "Change in Control" was changed such that it will be a Change in Control under the Loan Agreement if certain existing shareholders cease to be the beneficial owner of less than 30% of the Company’s voting power. Prior to the amendment, such threshold had been 35%. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the amendment, which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 First Amendment to Amended and Restated Loan and Security Agreement dated as of January 8, 2007, between the Registrant and Wells Fargo Foothill, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

January 12, 2007	By:	/s/ Jack A. Pacheco

Name: Jack A. Pacheco
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Loan and Security Agreement, dated as of January 8, 2007, between the Registrant and Wells Fargo Foothill, Inc.